EXHIBIT NO. 24





INDEPENDENT AUDITORS' CONSENT


Ogden Corporation:

We consent to the incorporation by reference in Registration Statement Nos. 33-8207, 33-36658, 33-38489, 33-36667, 33-36657 and
33-17558 of Ogden Corporation on Form S-8 and in Registration Statement No. 33-45626 of Ogden Corporation on Form S-3 of our reports dated February 2, 1994 (which express an unqualified opinion and include an explanatory paragraph relating to the adoption of Statements of Financial Accounting Standards No. 106 & No. 109) appearing or incorporated by reference in this Annual Report on Form 10-K of Ogden Corporation for the year ended December 31, 1993.


/s/Deloitte & Touche

March 29, 1994